UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2023

BTCS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40792	90-1096644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9466 Georgia Avenue #124, Silver Spring, MD 20910

(Address of Principal Executive Offices, and Zip Code)

(202) 430-6576

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BTCS	The Nasdaq Stock Market (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 11, 2023, the 2023 annual meeting of stockholders (the “Annual Meeting”) of BTCS Inc., a Nevada corporation (the “Company”) was held. The following proposals were submitted to a vote by the Company’s stockholders at the Annual Meeting:

(i)	election of five members to the Company’s Board of Directors for a one-year term expiring at the next annual meeting of stockholders;

(ii)	approval of an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 97.5 million to 975 million shares;

(iii)	approval of an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of preferred stock from 20 million to 200 million shares;

(iv)	ratification of the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023;

(v)	approval of an amendment to the 2021 Equity Incentive Plan (“Plan”) to increase the number of shares of common stock authorized for issuance under the Plan from 7 million to 12 million shares; and

(vi)	approval of an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting.

All of these proposals were described in more detail in the Company’s definitive proxy statement, as amended, filed with the Securities and Exchange Commission on May 25, 2023. Set forth below are the voting results on the proposals submitted to the stockholders for approval at the Annual Meeting.

Proposal 1. The Company’s stockholders voted to elect the following five directors to hold office for a one-year term expiring at the next annual meeting of stockholders. Each of the five nominees was elected.

Directors	Votes For	Votes Withheld	Broker Non-Votes
Charles Allen	5,802,628	120,465	3,276,551
Michal Handerhan	5,768,390	154,703	3,276,551
Melanie Pump	5,722,707	200,385	3,276,552
Charles Lee	5,319,438	603,654	3,276,552
Carol Van Cleef	5,308,339	614,753	3,276,552

Proposal 2. The Company’s stockholders voted to approve the amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 97.5 million to 975 million shares. Proposal 2 passed.

Votes For	Votes Against	Abstentions
7,546,868	1,593,071	59,702

Proposal 3. The Company’s stockholders voted to approve the amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of preferred stock from 20 million to 200 million shares. Proposal 3 did not pass.

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,256,938	799,415	22,352	3,120,939

Proposal 4. The Company’s stockholders voted to ratify the appointment of RBSM LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Proposal 4 passed.

Votes For	Votes Against	Abstentions
8,798,547	179,572	221,522

Proposal 5. The Company’s stockholders voted to approve an amendment to the Plan to increase the number of shares of common stock authorized for issuance under the Plan from 7 million to 12 million shares. Proposal 5 passed. The amendment to the Plan is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,126,752	773,192	23,147	3,276,553

As there were sufficient votes to approve proposals 1, 2, 4, and 5, proposal 6 was moot.

There were 13,830,303 shares outstanding on the record date of the meeting and a total of 9,199,644 shares were voted or represented by proxy, which represented approximately 66.518 % of the voting power entitled to vote at the Annual Meeting.

Item 8.01 Other Events.

On July 11, 2023, the Company filed an Amendment to the Articles of Incorporation with the Nevada Secretary of State increasing the authorized shares of common stock to 975 million shares. A copy of the amendment is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

3.1	Amendment No. 4 to Articles of Incorporation – 975 million shares of common stock
4.1	Amendment No. 2 to the 2021 Equity Incentive Plan – 12 million shares
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Date: July 13, 2023	By:	/s/ Charles W. Allen
	Name:	Charles W. Allen
	Title:	Chief Executive Officer